                                                                    EXHIBIT 10.1

                            MARCH TOWER OFFICE LEASE

                         BASIC LEASE INFORMATION SUMMARY

A.   GENERAL INFORMATION

     LANDLORD: MARCH TOWER ASSOCIATES II/LLC (MTA), a California limited liability company

     1.   Tenant Name:     SERVICE 1st BANK

          Tenant Address:  2800 WEST MARCH LANE, SUITE 120
                           STOCKTON, CA 95219

     2.   Project Address: 2800 W. March Lane, Suite 120
                           Stockton, CA 95219

     3.   Use of Premises: Commercial Bank

     4.   Lease Term In Years: Seven (7) Years

     5.   Lease Period: *From: 10/1/02     To: 9/30/09

     6.   Rent Concession: *From: N/A      To:

     7.   Rent Commencement Date: 10/1/02

     8.   Option To Renew: Two (2) Five (5) year options at market rent

     9.   Occupancy Date: Immediate

     10.  Date Lease Executed:

     11.  Security Deposit Amount: N/A

     12.  Broker:

B.   RENTAL INFORMATION

     1.   Square Feet of Space:       4,715

     2.   Rate Per Square Foot:       $1.88

     3.   Tenant Percent of Total Net Rentable Area: 9.04%

     4.   Basic Rent: MONTHLY:  $8,864.20
                      ANNUALLY: $106,370.40

     5. Tenant Improvement Allowance: $N/A /Sq. Ft., or a total allowance of $__________. Any additional amount needed to complete the space will be paid by Tenant in cash, one-half upon commencement of construction and one-half upon completion of the space and prior to occupancy. Landlord estimates the Tenant Improvement costs of the space plan as shown in Exhibit "C" to be $__________, or $__________ over the allowance.

     6.   Improvements Completion Date: N/A

     7.   Annual Basic Operating Cost Base: 2001 Base Year

     8.   Estimated Monthly Bldg. Operating Cost Overage: None

*    Adjustments in dates based upon actual occupancy date.

     9.   Sign Rent: $500.00 per month, payable with the Basic Rent

1.   Definitions ............................................................. 1
     1.1.   "Building" ....................................................... 1
     1.2.   "Building Standard Improvements".................................. 1
     1.3.   "Common Areas" ................................................... 1
     1.4.   "Holidays" ....................................................... 1
     1.5.   "Net Rentable Area" .............................................. 1
     1.6.   "Rent" ........................................................... 1
     1.7.   "Substantial Completion" ......................................... 1
     1.8.   "Tenant's Extra Improvements ..................................... 1
     1.9.   "Tenant's Improvements" .......................................... 1
     1.10.  "Tenant's Proportionate Share" ................................... 1
     1.11.  "Term" ........................................................... 1
     1.12.  "Term Commencement Date" ......................................... 1

2.   Term .................................................................... 1

3.   Rent .................................................................... 1
     3.1.   Basic Rent ....................................................... 1
     3.2.   Basic Operating Cost Adjustment .................................. 2
     3.3.   Cost Attributable Solely to Tenant ............................... 2

4.   Security Deposit ........................................................ 2

5.   Improvement of the Premises ............................................. 2

6.   Use ..................................................................... 2

7.   Utilities and Services .................................................. 3

8.   Repairs and Maintenance ................................................. 3
     8.1.   Landlord's Obligation to Repair .................................. 3
     8.2.   Repairs Necessitated by Tenant's Act ............................. 3
     8.3.   Tenant's Obligation to Repair .................................... 3

9.   Alterations ............................................................. 3
     9.1.   Approval of Alterations .......................................... 3
     9.2.   Mechanic's Liens ................................................. 3
     9.3.   Improvements and Alterations of Landlord's Property .............. 4

10.  Entry by Landlord ....................................................... 4

11.  Insurance ............................................................... 4
     11.1.  Tenant's Insurance ............................................... 4
     11.2.  Form of Insurance ................................................ 4
     11.3.  Cancellation of Insurance ........................................ 4

12.  Indemnity ............................................................... 4

13.  Assignment and Subletting ............................................... 4
     13.1.  Assignment or Sublease ........................................... 4
     13.2.  Transfer of Rights Deemed an Assignment .......................... 4
     13.3.  Upon Default ..................................................... 4
     13.4.  Upon Termination ................................................. 5

14.  Damage .................................................................. 5
     14.1.  Landlord's Obligation to Restore ................................. 5
     14.2.  Landlord's Option to Terminate ................................... 5
     14.3.  Damage to the Building ........................................... 5
     14.4.  Damage During Last Year of Term................................... 5
     14.5.  No Claims ........................................................ 5

15.  Condemnation ............................................................ 5
     15.1.  Total Taking ..................................................... 5
     15.2.  Partial Taking ................................................... 5
     15.3.  Termination of Lease ............................................. 5
     15.4.  Condemnation Award ............................................... 5
     15.5.  Temporary Taking ................................................. 5
     15.6.  Restoration of the Building and Premises ......................... 5

16.  Subordination ........................................................... 5

17.  Default ................................................................. 5

18.  Signs ................................................................... 6

19.  Rules and Regulations ................................................... 6

20.  Compliance with Regulations ............................................. 6
     20.1.  Compliance by Tenant ............................................. 6
     20.2.  Right to Contest ................................................. 6
     20.3.  Notice to Landlord ............................................... 6

21.  Self-Help ............................................................... 6

22.  Attorneys' Fees ......................................................... 6

23.  Brokerage ............................................................... 7

24.  Quiet Enjoyment ......................................................... 7

25.  Notices ................................................................. 7

26.  Holding Over ............................................................ 7

27.  Transfer by Landlord .................................................... 7

28.  Tenant's Remedies ....................................................... 7

29.  Guaranty ................................................................ 7

30.  Substitution of Premises ................................................ 7

31.  Parking ................................................................. 7

32.  Miscellaneous ........................................................... 7
     32.1.  Grammar .......................................................... 7
     32.2.  Covenants Binding on Successors .................................. 7
     32.3.  Captions ......................................................... 7
     32.4.  Estoppel Certificates ............................................ 7
     32.5.  Modification ..................................................... 7
     32.6.  Memorandum of Lease .............................................. 7
     32.7.  Time Is of the Essence ........................................... 7
     32.8.  Relationship of Parties .......................................... 7
     32.9.  Severability ..................................................... 7
     32.10. Law Applicable ................................................... 7
     32.11. Covenants and Conditions ......................................... 7
     32.12. Entire Agreement ................................................. 7
     32.13. Authority of Tenant .............................................. 7

EXHIBIT A - LEGAL DESCRIPTION OF PROPERTY .................................... 9

EXHIBIT B - SITE PLAN ........................................................10

EXHIBIT C - FLOOR PLAN(S) ....................................................11

EXHIBIT D - TENANT IMPROVEMENTS WORK LETTER AGREEMENT ........................12

SCHEDULE D-1 .................................................................15

EXHIBIT E - Rules and Regulations ............................................16

EXHIBIT F - PARKING AGREEMENT ................................................17

EXHIBIT G - Option to Extend Term ............................................18

EXHIBIT H - HOURS OF OPERATION ...............................................19

EXHIBIT I-  GUARANTEE AGREEMENT ..............................................20

                            MARCH TOWER OFFICE LEASE

THIS LEASE is executed this ______ day of __________, 2002, by and between MARCH TOWER ASSOCIATES II LLC (hereinafter referred to as "Landlord"), and SERVICE 1st BANK, (hereinafter referred to as "Tenant");

                              W I T N E S S E T H:

WHEREAS, Landlord is owner of that certain real property located and addressed at 2800 West March Lane, Stockton, California, and as more particularly described in Exhibit "A" attached hereto, and as outlined on the Site Plan for the Project attached hereto as Exhibit "B", and the building or buildings and certain other improvements which are being or have been constructed thereon (hereinafter referred to as the "Project"); and

WHEREAS, Landlord desires to Lease to Tenant, and Tenant desires to Lease from Landlord, that portion of the Building specified in the Basic Lease Information, as outlined on the Site Plan attached hereto as Exhibit "B" and more particularly defined on the Floor Plan(s) attached hereto as Exhibit "C" (the Premises);

NOW, THEREFORE, Landlord hereby Leases the Premises to Tenant, and Tenant hereby Leases the Premises from Landlord, for the term, at the rent, and upon and subject to the terms and conditions hereinafter set forth. Landlord reserves to itself the use of the roof, exterior walls, Common Areas (as hereinafter defined), and the area above and below the Premises together with the right to install, maintain, use, repair and replace pipes, lines, ducts, pumps, conduits, wires, transformers, glazing and structural elements now or in the future leading through the Premises and which serve other parts of the Building.

This Lease is subject to any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way of record, and other matters of record, if any, applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by Inspection or survey.

1.   Definitions. Certain terms used herein shall have the following meanings:

     1.1. "Building" shall mean the building designated on Exhibit "B".

     1.2. "Building Standard Improvements" shall mean those improvements which are to be installed by Landlord at its expense in the Premises or for which a credit is to be given pursuant to the Work Letter Agreement attached hereto as Exhibit "D".

     1.3. "Common Areas" shall mean the areas on individual floors devoted to corridors, fire vestibules, elevator foyers, engineer room, lobbies, electric and telephone closets, rest rooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all Tenants (or invitees) on the particular floor and shall also mean those areas of the Building devoted to mechanical and service rooms servicing more than one floor or the Building as a whole.

     1.4. "Holidays" shall mean New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     1.5. "Net Rentable Area" shall mean the area or areas of space within the Building determined as follows: (i) Net Rentable Area on a single tenancy floor is determined by measuring from the inside surface of the outer glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer glass and extensions of the plane thereof in non-glass areas and shall include all areas within the outside walls, excluding vertical penetrations such as building stairs, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts; provided, however, vertical penetrations which are for the specific use of the Tenant, such as special stairs or elevators, shall be included as Net Rentable Area, and (ii) Net Rentable Area for a partial floor shall include all space within the demising walls (measured from the mid-point of demising walls and in the case of exterior walls, measured as defined in (i) above) plus Tenant's share of any Common Areas on such floors attributable to such space. No deductions from Net Rentable Area shall be made for columns or projections in the Building. The Net Rentable Area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be the amount stated in the Basic Lease Information subject to confirmation by actual measurements by Landlord's architect, at the request of either party, prior to Tenant's occupancy.

     1.6. "Rent" shall mean Basic Rent, Gross Rent and all others sums payable by Tenant to Landlord under this Lease. "Gross Rent" shall mean Basic Rent and Tenant's Proportionate Share of Basic Operating Cost increases determined pursuant to Section 3.2.

     1.7. "Substantial Completion" shall mean (and the Premises shall be deemed "Substantially Complete") when Landlord's architect shall have issued a certificate of substantial completion with respect to the Premises or that portion of the Building within which they are contained, whether or not Substantial Completion of the Building itself shall have occurred. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work.

     1.8. "Tenant's Extra Improvements" shall mean those improvements which are to be installed in the Premises at Tenant's expense pursuant to the Work Letter Agreement attached hereto as Exhibit "D".

     1.9. "Tenant's Improvements" shall mean Building Standard Improvements and Tenant's Extra Improvements.

     1.10. "Tenant's Proportionate Share" shall mean the percentage which the Net Rentable Area of the Premises bears to ninety-five percent (95%) of the total Net Rentable Area of the Building.

     The terms on the Basic Lease Information sheet shall have the definitions set forth on such sheet which are incorporated herein by this reference.

     1.11. "Term" shall mean a period commencing with the Term Commencement Date and ending on the Term Expiration Date specified on the Basic Lease Information sheet as such Term Expiration Date may be extended. The Scheduled Term Commencement Date specified on the Basic Lease Information sheet represents the parties' estimate of the Term Commencement Date. The Term Commencement Date shall be confirmed pursuant to Section 2 hereof.

     1.12. "Term Commencement Date" shall mean the date when the Term commences as determined pursuant to Section 2 hereof.

2. Term. The Term shall commence upon Substantial Completion of the Premises which the parties expect to occur on the Scheduled Term Commencement Date and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force until the Term Expiration Date. If the Premises are not Substantially Complete by the Scheduled Term Commencement Date for any reason, Landlord shall not be liable for any claims, damages or liabilities in connection therewith or by reason thereof, but the Term Commencement Date shall be the day when the Premises are Substantially Complete. If Substantial Completion occurs prior to the Scheduled Term Commencement Date and the Tenant takes occupancy, then the Term shall commence. If Landlord is installing Tenant's Improvements, Landlord shall provide Tenant as much notice as circumstances allow of the date when Landlord expects to achieve Substantial Completion, based upon the progress of the work. Should the Term Commencement Date be a date other than the Scheduled Term Commencement Date, either Landlord or Tenant, at the request of the other, shall execute an amendment to the Lease specifying the Term Commencement Date. Tenant's obligation to pay Rent shall commence upon the Term Commencement Date (except as expressly otherwise provided herein with respect to obligations arising earlier). If the term commences on other than the first day of the month, the rent shall be prorated and the term of the Lease shall commence on the first day of the next succeeding month.

3.   Rent.

     3.1. Basic Rent

          3.1.1. Tenant shall pay to Landlord, as Basic Rent for the Premises during the term of this Lease, the sum set forth in the Basic Lease Information, payable in advance in equal monthly installments as set forth in the Basic Lease Information on or before the first day of each month during the term hereof. The Basic Rent shall be subject to adjustment as provided in this Section 3.1, and shall be in addition to all other amounts required to be paid by Tenant pursuant to the provisions of this Lease.

          3.1.2. Basic Rent for the second and each successive Lease year during the Lease Term, and any extensions or renewals hereof, shall increase over the Basic Rent payable for the immediately preceding Lease year by three percent (3%) each year.

          3.1.3. If the Term commences on a date other than the first day of a calendar month, Basic Rent for the period from the Term Commencement Date through the last day of the calendar month in which the term commences shall be prorated on the basis of a thirty-day month, and Basic Rent for the first full or fractional month of the term of this Lease shall be payable on the Term Commencement Date. In the event the Term Expiration Date falls on a day other than the last day of the calendar month, Basic Rent for the period from the first day of the last calendar month of the Term to the end of the Term shall be prorated on the basis of a thirty-day month.

          3.1.4. Basic Rent and all other amounts due under this Lease shall be paid, without deduction or offset, and without prior notice or demand, to Landlord at the address specified for notices on the Basic Lease Information sheet, or at such other addresses as Landlord may from time to time specify by written notice to Tenant. All amounts of money payable by Tenant to landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the maximum rate an individual is permitted by law to charge. Tenant further acknowledges that late payment by Tenant to Landlord of Basic Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Project or the Premises. Therefore, if any installment of Basic Rent due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue Basic Rent as and for a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

     3.2. Basic Operating Cost Adjustment.

          3.2.1. For the purposes of this Section 3.2, the following terms are defined as follows:

          "Lease Year": Each calendar year of the term.

          "Basic Operating Cost Base": The amount of the annual Basic Operating Cost which Landlord has included in Annual Basic Rent and which amount is set forth in the Basic Lease Information.

          "Basic Operating Cost": All costs and expenses of the nature hereinafter described, incurred in connection with ownership and operation of the Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied with accruals appropriate to Landlord's business. Basic Operating Costs as used herein shall mean all expenses and costs (but not specific costs which are separately billed to and paid by specific Tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management and operation of the Project and supporting facilities or the Project, including but not limited to the following:

          3.2.2. (1) Wages, salaries and related benefits of all employees engaged in management, operation, maintenance, or security of the Project; employer's Social Security taxes, unemployment taxes or insurance, payroll taxes and any other taxes which may be levied on such wages and salaries; uniforms of Landlord's service, security and maintenance personnel; the cost of disability and hospitalization insurance and worker's compensation and pension or retirement and all other benefits for such employees; and the costs of maintaining and operating building management offices.

          (2) All supplies, small tools and materials used in operation and maintenance of the Project.

          (3) Cost of all utilities and communications services, including water and power, sewer and other waste disposal, heating, air conditioning and ventilating for the entire Project.

          (4) Cost of all repair, maintenance, security, janitorial and other services for the Project or for equipment therein, including, without limitation, alarm and/or guard service, life safety, window cleaning, scaffold maintenance, energy conservation and elevator maintenance, and computer operations for the basic building systems.

          (5) Cost of all insurance applicable to the Project, including, but not limited to, fire, earthquake, flood, casualty, extended coverage risk, vandalism and malicious mischief, boiler and pressure apparatus insurance, war damage, catastrophe excess, rent abatement or rent interruption insurance, general liability insurance, and any other types of insurance that a prudent owner of similar property would maintain on the Project, all personnel engaged in its management, maintenance and operation, and Landlord's personal property used in connection therewith (the enumeration of such coverages not imposing upon Landlord the duty or obligation to maintain them), as well as casualty losses not covered by such insurance due to the deductible provisions contained therein. If Landlord elects to self-insure for all or any portion of the Insurance covering the Project, the costs that would otherwise be incurred to provide the coverage described by this subsection (5) shall be included in Operating Costs.

          (6) Cost of all accounting, (including cost of certified public accountants), legal or their professional fees incurred in connection with the operation of the Project.

          (7) A reasonable fee, not to exceed 6% of gross income, to Landlord or its agent for general overhead, management and other services.

          (8) Cost of necessary repairs and replacements (other than capital improvements) and general maintenance, including, without limitation, landscaping and all costs of periodic relamping and reballasting of fluorescent fixtures with respect to the Project.

          (9) All maintenance costs relating to public and service areas of the Project, including (but without limitation) sidewalks, landscaping, service areas, health club, mechanical rooms and Building exteriors.

          (10) All taxes, service payments in lieu of taxes, occupancy fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, assessments, Federal or State environmental assessments or charges, levies, fees or charges, general and special, ordinary and extra-ordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof), except (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) taxes computed upon the basis of the net income derived from the Project by Landlord or the owner of any interest therein.

          (11) Amortization (together with reasonable financing charges) of capital improvements made to the Project subsequent to the Term Commencement Date which will improve the operating efficiency of the Project or which may be required by governmental authorities.

          3.2.3 If the amount of the Basic Operating Cost paid or incurred by Landlord for a Lease Year during the term of this Lease on account of the operation or maintenance of the Building is in excess of the Basic Operating Cost Base, then Tenant shall pay such increase as additional rent. During the Term, Tenant shall pay to Landlord monthly in advance and every month during the Term, one-twelfth (1/12th) of the amount of such additional rent as estimated by Landlord in advance, acting reasonably, to be due from the Tenant.

     Annually as soon as is reasonably possible after the expiration of each Lease Year, Landlord shall deliver to Tenant a statement, which statement shall be conclusive between the parties hereto, setting forth the Basic Operating Cost for the preceding Lease Year and the amount of additional rent as determined in accordance with the provisions of this Section 3.2. If the aggregate amount of the estimated additional rental payments made by Tenant in any Lease Year should be less than the Basic Operating Cost Base, then Tenant shall pay to Landlord as additional rent upon demand the amount of such deficiency. If the aggregate amount of such estimated additional rental payments made by Tenant in any Lease year should be greater than the additional rent due for such year under this subsection 3.2.3, then should Tenant not be otherwise in default hereunder, the amount of such excess for the last year of the Term, the amount thereof wi11 be credited against Tenant's next due payment of Basic Rent.

     In the event the Term Commencement Date or Term Expiration Date occurs on a day other than January 1, or ends on a day other than December 31, Tenant's Proportionate Share of Basic Operating Cost increases for such partial calendar year shall be appropriately prorated so that Tenant shall pay Tenant's Proportionate Share of Basic Operating Cost increases only for the portion of the calendar year falling within the Term.

     3.3 Cost Attributable Solely to Tenant. In addition to the payment of Tenant's Proportionate Share of Basic Operating Cost, Tenant shall also pay, from time to time and when and as incurred by Landlord, any Basic Operating Cost for the Project as a whole, whether such Basic Operating Cost arises as a result of Tenant's Extra Improvements, real property or personal property taxes on Tenant's Extra Improvements or Tenant's fixtures or personal property, use of services in excess of those provided by Landlord hereunder, Landlord's curing defaults pursuant to Section 21, or otherwise.

4. Security Deposit. [Clause Deleted]

5. Improvement of the Premises. As promptly as practicable after the date of execution of this Lease, Landlord and Tenant shall undertake their respective obligations to prepare the Premises for occupancy by Tenant in accordance with the Work Letter Agreement attached hereto as Exhibit D.

6. Use. The Premises shall be used for general office purposes only. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant agrees not to do or permit to be done in or about the Premises or the

Building, nor to bring or keep or permit to be brought or kept in or about the Premises or the Building, anything which is prohibited by or will in any way conflict with any law, statute or governmental regulation, or any rule or regulation of the Insurance Services Office or its successor, now or hereafter in effect, which is prohibited by the standard form of fire insurance policy, or which will in any way increase the existing rate of, cause the cancellation of, or otherwise affect fire or any other insurance on the Building or any of its contents. Tenant agrees not to do or permit to be done anything in, on or about the Premises or the Building which will in any way obstruct or interfere with the rights of other Tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for residential purposes or for any improper, immoral, unlawful or objectional purpose. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, erect any antennas, nor to use or permit to be used any loudspeaker or other device, system or apparatus which can be heard outside the Premises without the prior written consent of the Landlord. Tenant agrees not to commit or suffer to be committed any waste in or about the Premises. The provisions of this Section 6 are for the benefit of Landlord only and shall not be construed to be for the benefit of any other Tenant or occupant of the Building.

7. Utilities and Services.

     7.1. Landlord shall make customary arrangements with public utilities and/or public agencies to furnish any electricity and water utilized in operating the facilities serving the Premises.

     7.2. Landlord shall furnish Tenant during Tenant's occupancy of the
Premises:

          7.2.1. Domestic and cool water at those points of supply provided for general use of other Tenants in the Project; central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other Tenants in the Project and at such temperatures and in such amounts as are considered by Landlord to be standard or as may be limited or controlled by applicable laws, ordinances, rules and regulations;

          7.2.2. Routine maintenance, painting and electrical lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be standard;

          7.2.3. Janitorial service on a five (5) day week basis, excluding holidays; provided, however, that if Tenant's Extra Improvements are not consistent in quality and quantity with Building Standard Improvements, Tenant shall pay any extra cleaning and janitorial cost attributable thereto;

          7.2.4. Electrical facilities comparable to those supplied in other first class office buildings in the vicinity of the Project to provide sufficient power for typewriters and other office machines of similar low electrical consumption, but not including special lighting in excess of Building Standard Improvements, and any other item of electrical equipment which (singly) consumes more than ,5 kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase; and provided, however, that if the installation of such electrical equipment requires additional air conditioning capacity above that provided to the Building Standard Improvements, then the additional air conditioning installation and operating costs attributable thereto shall be paid by Tenant;

          7.2.5. Initial lamps, bulbs, starters and ballasts used in the Premises;

          7.2.6. Security for the Project; provided, however, that Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damages done by unauthorized persons in or on the Project; and

          7.2.7. Public elevator service serving the floors on which the Premises are situated.

     7.3. Any heating, ventilation, air conditioning, electrical or elevator service provided by Landlord to Tenant during other than normal business days during business hours of operation set forth in Exhibit "H" shall be furnished upon the prior written request of Tenant and at Tenant's sole cost and expense. Landlord shall have the right to estimate from time to time the amount that Tenant should pay on account for such excess useage.

     7.4. If Tenant shall require electric current in excess of that usually furnished or supplied for use of the Premises as set forth in Paragraph 6, Tenant shall first procure the consent of Landlord to the use thereof and Landlord may cause a meter to be installed in the Premises, or Landlord shall have the right to cause a reputable independent electrical engineering or consulting firm to survey and determine the value of the electric service furnished for such excess electric current. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay to Landlord, promptly upon demand therefor, for all such electrical current so consumed.

     7.5. Tenant covenants and agrees that at all times its use of electric current shall never exceed Tenant's Proportionate Share of the capacity of existing feeders to the Building or the risers or wiring installation. Any riser or risers or wiring to meet Tenant's excess electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alternative repairs or expense or interfere with or disturb other Tenants or occupants.

     7.6. To the extent that Tenant shall require special or more frequent cleaning and janitorial service than that normally provided to Tenants in the Project generally (hereinafter referred to as "Special Cleaning Service") Landlord shall upon reasonable advance notice by Tenant, furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within ten (10) days of being billed therefor, Landlord's charge for providing such additional service.

     7.7. Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant nor shall there be any abatement of Rent nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of the unreasonable failure by Landlord to furnish the above described services or the cessation of such services due to causes or circumstances beyond the control of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond the Project boundaries, to cause the same to be restored by diligent application or request to the provider thereof. Tenant acknowledges that one (1) year may be required after the Building is fully occupied in order to adjust and balance the climate control system.

8. Repairs and Maintenance.

     8.1. Landlord's Obligation to Repair. Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and structural parts of the Building which do not comprise a part of the Premises and are not Leased to others, and janitor and equipment closets and shafts within the Premises designated by landlord for use by it in connection with the operation and maintenance of the Building. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner, but Landlord shall not be liable for any damages, direct, indirect or consequential, reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the deliberate act or omission, or the negligence of Landlord, its servants, agents, or employees.

     8.2. Repairs Necessitated by Tenant's Act. If the Building, the elevators, boilers, engines, pipes or other apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building, or the roof or outside the walls of the Building, get out of repair or become damaged or destroyed through the negligence, carelessness or misuse of Tenant, its agents, employees or anyone permitted by Tenant to be in the Building, or through it in any way, the costs of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as Rent forthwith on demand.

     8.3. Tenant's Obligation to Repair. Tenant shall repair the Premises, including without limiting the generality of the foregoing all interior partitions, fixtures (including all plumbing facilities), Tenant's Improvements and any alterations in the Premises and any special mechanical and electrical equipment not a normal part of the Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 14.1 and 15.6 only excepted; provided that, prior to making any repairs to the Premises that affect the base Building structural, electrical, or mechanical systems, Tenant shall obtain the consent of the Landlord, such consent not to be unreasonably withheld. Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice from Landlord in writing.

9. Alterations.

     9.1. Approval of Alterations. During the Term of this Lease Tenant shall not make any alterations, additions, or improvements to the Premises without first meeting the following requirements:

          9.1.1. Prior to the commencement of any work, Tenant shall submit plans and specifications prepared by an architect and/or structural engineer licensed by the State of California for Landlord's approval, which approval shall not be unreasonably withheld and obtain any necessary governmental permits and deliver a copy thereof to Landlord;

          9.1.2. The alterations shall be made by a contractor designated by Landlord or a contractor chosen by Tenant and approved by Landlord, which approval shall not be unreasonably withheld;

          9.1.3. Tenant shall provide satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and workmen's compensation insurance;

          9.1.4. Tenant shall provide a performance and payment bond satisfactory in form and substance to the Landlord;

          9.1.5. Tenant shall provide such other security as Landlord may reasonably require to insure payment for the completion of all work free and clear of liens; and

          9.1.6. Tenant shall give Landlord at least five (5) business days' notice before commencing any work so that Landlord can post and record a notice of non-responsibility.

     9.2. Mechanic's Liens. Any mechanics' lien filed against the Premises or the Building for work done by or materials furnished to Tenant or its agents shall be discharged by Tenant at its expense within twenty (20) days thereafter by the filing of the bond required by law, by payment, by satisfaction or otherwise. Failure to so discharge any such lien shall constitute a default hereunder.

     9.3. Improvements and Alterations of Landlord's Property. All Tenant's Improvements and all alterations made thereto and installed for Tenant shall be and remain Landlord's property, except Tenant's furniture, furnishings and trade fixtures, and shall not be removed without the written consent of Landlord. All goods, effects, personal property, business and trade fixtures, machinery and equipment owned by Tenant or installed at Tenant's expense in the Premises shall remain the personal property of Tenant and may be removed by Tenant at any time, and from time to time, during the Term of this Lease provided Tenant shall, in removing any such property, repair all damage to the Premises and the Building caused by such removal and to restore the Premises to their original condition.

10. Entry by Landlord. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time, for the purpose of ascertaining the condition of the Premises, of exercising any right or performing any obligation of Landlord hereunder, or of exhibiting the Premises to prospective Tenants, purchasers, mortgagees or insurers of Landlord's interest in the Building. In the case of emergency Landlord shall have the right to enter the Premises at any time; and, if Tenant is not present to permit such entry, Landlord may forcibly enter the Premises and any such entry shall not in any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant, actual or constructive, from the Premises or any portion thereof. No entry by Landlord permitted hereunder shall be deemed a re-entry nor shall Tenant be entitled to compensation or abatement of rent for any inconvenience, nuisance or discomfort occasioned thereby.

11. Insurance.

     11.1. Tenant's Insurance. During the term hereof, Tenant shall, at its own cost and expense, provide and keep in force the following insurance:

          11.1.1. Comprehensive general liability insurance for the mutual benefit of Landlord and Tenant against claims for bodily injury, death or property damage occurring in or about the Premises (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from or in connection with any change, alteration, improvement or repair thereof), with a limit of not less than $2,000,000 combined single limit bodily injury and property damage. Not more frequently than each three (3) years, if, in the opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of general liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either any mortgagee of Landlord or Landlord's insurance broker. Said insurance shall insure performance by Tenant of the indemnity provision of Section 12 hereof;

          11.1.2. All Risk Replacement Cost insurance with Agreed Amount Endorsement covering the Premises and upon property of every description and kind owned by Tenant and for Tenant's Special Improvements and personal property located in the Premises in an amount equal to 100% of the full replacement value thereof, which value shall be determined every two (2) years by an insurance appraiser mutually satisfactory to Landlord and Tenant;

          11.1.3. Worker's compensation insurance to the extent required by law; and

          11.1.4. Such other insurance, in such amounts as may from time to time be reasonably requested by Landlord or any mortgagee of Landlord, against other insurable hazards which at the time are reasonably available at reasonable cost and commonly insured against in the case of premises or buildings similarly situated, with due regard to the height and the type of the Premises or the Project, its construction, use and occupancy.

     11.2. Form of Insurance. The aforesaid insurance shall name Landlord and Landlord's agent as additional insured and shall be with companies and in form, substance and amount (where not stated above) satisfactory to Landlord and Landlord's agent, and shall contain the Insurer's waiver of subrogation clause against Landlord and standard mortgage clause satisfactory to Landlord and Landlord's agent. The aforesaid insurance shall not be subject to cancellation or modification except after at least thirty (30) days prior written notice to Landlord and any agent of Landlord. Certified copies of the insurance policies, or at the option of Landlord certificates of such coverage, together with satisfactory evidence of payment of premiums thereon, shall be delivered to Landlord at the commencement of the Term hereof; and renewals of such policies shall be so delivered not less than thirty (30) days prior to the end of the term of each such coverage.

     11.3. Cancellation of Insurance. If any insurance policy carried by Landlord shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use or occupation of the Premises or any part thereof by Tenant or by any assignee or subtenant of Tenant or by anyone permitted by Tenant to be upon the Premises and, if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, Landlord may enter upon the Premises and attempt to remedy such condition and Tenant shall forthwith pay the costs thereof to Landlord as Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises as a result of such entry. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in the Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 11.3, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to attempt to remedy such default.

12. Indemnity. Landlord shall not be liable to Tenant for any loss or damage to persons or property caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or other causes beyond Landlord's reasonable control, or any damage or inconvenience which may arise through repair or alteration of any part of the Project or failure to make any such repair. Tenant shall indemnify Landlord and hold Landlord harmless of and from any and all loss, cost, damage, injury or expense arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises or activities of Tenant in or about the Premises or Project, such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims; provided that such indemnity shall not extend to any such loss arising from Landlord's negligence. In addition, Tenant shall hold and save Landlord harmless and indemnify Landlord of and from any and all loss, damage, injury or expense arising out of or in any way related to claims for work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises or the Project.

13. Assignment and Subletting.

     13.1. Assignment or Sublease. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this section. Tenant shall notify Landlord in writing of Tenant's intent to sublease, encumber or assign this Lease at least ninety (90) days in advance of the effective date thereof and Landlord shall, within thirty (30) days of receipt of such written notice, elect one of the following:

          13.1.1. Consent to such proposed assignment, encumbrance or sublease;

          13.1.2. Refuse such consent, which refusal shall be on reasonable grounds.

     As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the sublessee or assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee and the proposed sublessee or assignee is engaged in a business which and the use of the demised Premises is in keeping with the then character and nature of all other Tenants in the Building. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease. Tenant shall pay to Landlord upon demand any costs or expenses including attorney's fees reasonably incurred by Landlord in connection with each assignment, sublease or encumbrance.

     13.2. Transfer of Rights Deemed an Assignment. If Tenant or any permitted assignee or sublessee of Tenant is a corporation, and if at any time during the Term any part or all of the corporate shares or voting rights of shareholders shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law or other disposition, or treasury shares be issued so as to result in a change in the control of said corporation by reason of ownership of greater than fifty (50%) percent of the voting shares of the corporation or otherwise, then such transfer or issue shall be deemed an assignment for the purposes of Section
13.1. Tenant shall notify the Landlord in writing of such changes and, upon request of Landlord, shall make available to Landlord for inspection or copying or both, all books and records of Tenant and those of Tenant's shareholders which, alone or with other data, show the applicability or inapplicability of this Section 13.2.

     13.3. Upon Default. Upon the occurrence of an event of default hereunder, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder or an acquiescence by Landlord to the occupancy of any part of the Premises by such subtenant or assignee.

     13.4. Upon Termination. In the event of a termination of this Lease, at Landlord's option, each subtenant of space in the Premises shall attorn to Landlord. Each subtenant who hereafter subleases space within the Premises shall be deemed to have agreed to the provisions of this subsection.

14. Damage.

     14.1. Landlord's Obligation to Restore. Subject to the provisions of Sections 14.2, 14.3 and 14.4 hereof, in case of damage to the Building Standard Work by fire or other casualty against which Landlord is insured, Tenant shall give immediate notice to Landlord, who shall, to the extent originally provided as Building Standard improvements, cause the damage to be repaired with reasonable speed at the expense of Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord, and to the extent that any part of the Premises are rendered untenantable, the Rent shall be proportionately abated until the restoration of the Building Standard Improvements is completed. In no event shall Tenant be able to terminate this lease if Landlord is acting in good faith and diligently prosecuting to completion such repairs.

     14.2. Landlord's Option to Terminate. If the Premises are damaged or destroyed by any cause whatsoever, and if, in the sole discretion of Landlord, the Premises cannot be rebuilt or made fit for the purposes of Tenant within one hundred twenty (120) days of the damage or destruction, Landlord instead of rebuilding or making the Premises fit for Tenant, may at its option terminate this Lease by giving notice of termination to Tenant within thirty (30) days after such damage or destruction and thereupon Rent shall be apportioned and paid to the date of such damage, and Tenant shall immediately deliver up possession of the Premises to Landlord. Provided, however, that those provisions of this Lease which are designated to cover matters of termination and thereafter shall survive the termination hereof.

     14.3. Damage to the Building. Irrespective of whether the Premises are damaged or destroyed, in the event that one half or more of the Net Rentable Area of the Building is damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of Landlord, the said area cannot be rebuilt or made fit for the purpose of the Tenants of such space within one hundred and eighty (180) days after the damage or destruction, the Landlord may at its option terminate this Lease by giving to Tenant within thirty (30) days after such damage notice of termination requiring it to vacate the Premises sixty (60) days after delivery of the notice of termination and thereupon Rent shall be apportioned and paid to the date on which possession is relinquished and Tenant shall deliver up possession of the Premises to Landlord in accordance with such notice of termination.

     14.4. Damage During Last Year of Term. In case the Building, the Premises or Building Standard Improvements are substantially destroyed by fire or other causes at any time during the last year of the Term of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other party hereto given within sixty (60) days of the date of such destruction.

     14.5. No Claims. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises, the Building Standard Improvements or of the Building. Landlord shall use its best efforts to effect such repairs promptly and in such manner as not to interfere unreasonably with Tenant's occupancy.

15.  Condemnation.

     15.1. Total Taking. In the event that the whole or substantially the whole of the Building or the Land shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of taking of possession for such use or purpose.

     15.2. Partial Taking. If more than fifty percent (50%) of the Premises should be condemned or taken, either party may elect at anytime within thirty
(30) days of the date of such taking to cancel this Lease upon written notice to the other, and thereupon this Lease shall terminate upon the date specified in said notice, which date shall be no earlier than the date of such taking. Upon any such taking or condemnation and the continuing in force of this Lease as to any part of the Premises, the Gross Rent shall be diminished by an amount representing the part of the Gross Rent properly applicable to the portion of the Premises which may be so condemned or taken.

     15.3. Termination of Lease. In the event of the termination of this Lease pursuant to the provisions of Section 15.1 and 15.2, this Lease and the term and estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term of this Lease, and the Gross Rent shall be apportioned as of such date. The provisions of this Section 15.3 shall apply in the same manner to any partial termination of this Lease pursuant to the provisions of this
Section 15.

     15.4. Condemnation Award. Landlord shall be entitled to receive the entire aware in any condemnation proceeding without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award or awards or any part thereof. Notwithstanding the foregoing, in the event of any condemnation or taking pursuant to Section 15.1 or 15.2, Tenant shall be entitled to appear, claim, prove and receive in the condemnation proceeding such award as may be made as represents the loss or damage to Tenant's trade fixtures and removable personal property, removal or relocation costs, and the unamortized balance of any of Tenant's Extra Improvements or of any alterations installed in the Premises at Tenant's expense.

     15.5. Temporary Taking. If the temporary use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use during the Term of this Lease, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to pay in full all sums payable hereunder by Tenant, but in no event shall Tenant be liable for the payment of sums payable hereunder for any period during such temporary use or occupancy beyond the Term of this Lease. In the event of any such taking, Tenant shall be entitled to appear, claim, prove and receive the entire award for such taking as represents compensation for use or occupancy of the Premises during the Term of this Lease, and Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Premises and the award representing use or occupancy of the Premises after the end of the Term hereof.

     15.6. Restoration of the Building and Premises. In the event of any condemnation or taking of less than the whole of the Building, and this Lease shall continue in effect, in whole or in part, or in the event of a condemnation or taking for a temporary use or occupancy of all or any part of the Premises, Landlord, to the extent that the award shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Premises to substantially their former condition to the extent that the same may be feasible.

16. Subordination. This Lease and all the rights of Tenant hereunder are subject and subordinate to any deed of trust or mortgage, which does now or may hereafter affect the Project and to any and all renewals, modifications, consolidations, replacements and extensions thereof. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to said deed of trust or mortgage or to confirm or evidence said subordination. In the event any proceedings are brought for the foreclosure of any such deed of trust or mortgage Tenant covenants and agrees to attorn to the purchaser at any summary proceedings or foreclosure sale, if requested to do so by such purchaser, and to recognize such purchaser as the Landlord under this Lease. Upon the request of the Landlord, or the trustee or beneficiary of such deed of trust or mortgage, or of such purchaser, Tenant agrees to execute and deliver within ten (10) days of such request any instrument which, in the sole judgment of such requesting party, may be necessary or appropriate in any such summary or foreclosure proceeding or otherwise to evidence such attornment. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right of election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is brought, prosecuted, or completed.

17.  Default. In the event that:

     17.1. Tenant shall default in the payment of Rent when the same shall become due, and such default shall continue for a period of ten (10) consecutive days; or

     17.2. Tenant shall vacate or abandon the Premises for a continuous period in excess of ten (10) days; or

     17.3. Tenant shall default in the performance of any obligation required to be performed by Tenant under this Lease (other than abandonment or the payment of Rent) and shall fail, for a period of twenty (20) days after written notice from Landlord specifying such default, to cure said default (unless such default cannot be cured within said twenty (20) days in which case Tenant shall commence to cure said default within said twenty 920) days and shall cure the same with all reasonable dispatch); or

     17.4. Tenant shall be adjudicated bankrupt, or a petition by or against Tenant for reorganization or adjustment of its obligations under the Bankruptcy Act or any other existing or future insolvency or bankruptcy statue shall be approved, or Tenant shall make a general assignment of its property for the benefit of creditors, or a receiver or trustee shall be appointed to take control of the business or assets of Tenant; then and in each such case, Landlord may, at its option, terminate Tenant's right to possession and thereby terminate this Lease, or without terminating this Lease re-enter the Premises and for the account of Tenant re-let the same or any portion or portions thereof for all or any part of the unexpired term of this Lease upon such terms and conditions as Landlord may elect. In the event of any such termination of this Lease by Landlord, Landlord shall be entitled to recover from Tenant: 1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; 2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; 3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and 4) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligation under this Lease, or which in the ordinary course of things would be likely to result therefrom. Efforts by landlord to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver by Landlord of its right to recover damages hereunder. In the event of such re-letting without terminating this Lease, Landlord shall be entitled to recover monthly from Tenant the difference between the monthly installments of Gross Rent and such other amounts as may be payable by Tenant to Landlord pursuant to the provisions hereof over the total monthly rental received by Landlord upon such re-letting, after first deducting therefrom all expenses reasonably incurred by Landlord in such re-letting and in repairing, renovating, remodeling and altering the Premises for the purpose of such re-letting. Landlord shall not be deemed to have elected to terminate this Lease or the liability of Tenant to pay Rent thereafter to accrue or its liability for damages under any of the provisions hereof by any such re-entry or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant agrees that the service by Tenant of any notice pursuant to the unlawful detainer statues of the State of California, and the surrender of possession pursuant to such notice (unless Landlord elects to the contrary at the time of or at any time subsequent to the service of such notice and such election be evidenced by a written notice to Tenant) shall not be deemed to be a termination of this Lease. For purpose of this Section 17, the following shall not constitute termination of Tenant's right to possession: A) acts of maintenance or preservation or efforts to re-let the Premises; or B) the appointment of a receiver upon initiative of Landlord to protect the Landlord's interest under this Lease. Nothing herein contained shall be construed as obligating Landlord to re-let the whole or any part of the Premises. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse selected by Landlord at the expense and risk of the owner or owners thereof. The remedies provided Landlord hereunder shall be cumulative and shall be in addition and supplemental to all other rights or remedies which Landlord may lawfully pursue in the event of any breach or threatened breach by Tenant of any of the provisions of this Lease.

     17.5 For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of this Section 17, unpaid Rent shall consist of the sum of:

          (i) The total Basic Rent for the balance of the Term; plus

          (ii) A computation of the Basic Operating Cost increases for the balance of the Term, the assumed Basic Operating Cost increase for the calendar year of the default and each future calendar year in the Term to be equal to the Basic Operating Cost increase for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the index (as defined in Section 3.2(b) above). If the index is either unavailable, is no longer published, or is calculated on a significantly different basis, the average rate of inflation shall be determined by reference to the most comprehensive official index then published which most closely approximates the rate of inflation.

          The "worth at the time of award of the amounts referred to in (i) and
(ii) above shall be computed with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (iii) above shall be computed by reference to competent appraisal evidence or the formula prescribed by and using the lowest discount rate permitted under applicable law.

18. Signs. Tenant shall not install any sign or advertising or publicity device which is visible from outside the Premises, in any public area, on any roof, on any window or on any outside portion of the Building. Tenant may install an identification sign within or adjacent to the entrance of the Premises provided such sign has the prior approval of Landlord and conforms to the graphic standards of the Building.

     Landlord shall list Tenant's name on the directory board that Landlord shall provide and maintain in the lobby of the Building. As space is available, other names may be listed on the directory board at Landlord's option in relation to Tenant's Proportionate Share of the Building.

19. Rules and Regulations. At all times during the terms of this Lease, Tenant shall comply with the Rules and Regulations for the Project which are attached hereto as Exhibit "E" and incorporated herein by reference. Tenant agrees that Landlord shall have the right to amend said Rules and Regulations and to promulgate new Rules and Regulations applicable to all Tenants in the Building which relate to their use and occupancy thereof. Landlord shall not be responsible to Tenant for the nonperformance by any other Tenant or occupant of any said Rules and Regulations.

20. Compliance With Regulations.

     20.1. Compliance by Tenant. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, laws concerning environmental hazards, including, but not limited to asbestos, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's acts. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, ordinance, requirement or order in the use of the Premises, shall be conclusive of the fact as between Landlord and Tenant.

     20.2. Right to Contest. Landlord may at its option contest the validity of any such law, ordinance, rule, order or regulation (hereinafter the "Law") by notifying Tenant of its decision to do so within ten (10) days after receiving the notice required by Section 20.3 hereof from Tenant. If Landlord declines to so contest such Law, Tenant may do so at its own expense, and non-compliance by it during such contest shall not constitute a breach of this Lease; provided that it shall, to the satisfaction of the Landlord, indemnify and hold Landlord harmless against the cost of compliance and against all liability for any loss, damages, and expenses (including reasonable attorneys' fees) which might result from or be incurred in connection with such contest or non-compliance; except that non-compliance shall not continue so as to subject Landlord to any fine or penalty or to prosecution for a crime.

     20.3. Notice to Landlord. If Tenant receives written notice of any violation of any law, ordinance, rule, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

21. Self-Help. Tenant covenants and agrees that if it shall at any time fail to make any payment or perform any act which the Tenant is obligated to make or perform under this Lease, then Landlord may, but shall not be obligated so to do, after any applicable grace period provided in Section 17 has expired, and without waiving, or releasing the Tenant from, any obligations of the Tenant in this Lease contained, make any payment or perform any act which the Tenant is obligated to perform under this Lease, in such manner and to such extent as shall be necessary, and in exercising any such rights, pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. Notwithstanding the foregoing, Landlord may make any such payment or perform any such act before said applicable grace period has expired if the same is necessary or required for the preservation or protection of the Premises or the avoidance of penalties or other charges due to delinquent payment of taxes or other actions. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the maximum rate provided by law from the date of the making of such expenditure by Landlord, shall be deemed Rent hereunder and shall be payable to Landlord on demand, or at the option of Landlord may be added to any Rent then due or thereafter becoming due under this Lease. Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord, in addition to any other right or remedy it may have, shall have the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

     The performance of any such act by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Unless caused by Landlord's negligence or the negligence of Landlord's agents, employees or contractors, Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any other occupant of the Premises or part thereof, by reason of making repairs or the performance of any work on the Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof; and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever,

22. Attorneys' Fees. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord, provided that if Tenant shall be the prevailing party in any legal action brought by Landlord against Tenant, Tenant shall be entitled to recover the fees of its attorneys in such amount as the court may adjudge reasonable.

23. Brokerage. Tenant covenants and represents that it has negotiated this Lease directly with the broker designated on the Basic Lease information sheet and has not acted by implication to authorize, nor has authorized, any other real estate broker or salesman to act for it in these negotiations. Tenant agrees to defend, indemnify and hold Landlord harmless from any and all claims by any other real estate broker or salesman for a commission or finder's fee as a result of Tenant's entering into this Lease.

24. Quiet Enjoyment. So long as Tenant is not in default under any of the covenants and agreements of this Lease, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

25. Notices. Any notice or other written instrument relating to this Lease may be delivered personally to the party to whom such notice is addressed (delivery to the president, a vice president, or the secretary of such party to constitute personal delivery to such party), or may be mailed by registered or certified mail to such party at the address listed on the Basic Lease Information sheet or at such other address as such party from time to time may designate by written notices. Any notice or other written instrument mailed as above provided shall be effective at the expiration of seventy-two (72) hours after deposit of the same, postage prepaid, in the United States mail at any place within the State of California.

26. Holding Over. In the event Tenant shall hold the Premises after the expiration of the Term hereof with the express or implied consent of Landlord, such holding over shall be deemed to have created a tenancy from month to month, terminable on thirty (30) days' notice by either party to the other, at a monthly Basic Rent equal to two hundred percent (200%) of Landlord's published rate for the Premises, which published rate shall not exceed 150% of the rate charged for similar space in the local area, and otherwise subject to all of the terms and provisions of this Lease.

27. Transfer by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project, and in such event and upon its transferee's assumption of Landlord's obligations hereunder no further liability or obligations shall thereafter accrue against Landlord hereunder, and Landlord shall be entirely relieved of all agreements and conditions of this Lease thereafter to be performed by the Landlord under this Lease. Tenant agrees to attorn to any such transferee or assignee.

28. Tenant's Remedies. Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never personally be liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust to which Section 16 applies or may apply.

29. Guaranty. At the request of Landlord, Tenant shall provide a guaranty in the form and from a party satisfactory to Landlord to guaranty all of the obligations of Tenant hereunder.

30. Substitution of Premises.  [Clause Deleted]

31. Parking. Tenant shall have a right to parking spaces in the parking area adjacent to the Building in accordance with the Parking Agreement attached hereto as Exhibit F.

32. Miscellaneous.

     32.1. Grammar. Words of any gender used in this Lease shall be held and construed to include any other gender and words and the singular number shall be held to include the plural, unless the context otherwise requires.

     32.2. Covenants Binding on Successors. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns except as otherwise herein provided.

     32.3. Captions. The captions inserted in this Lease are for convenience only and in no way define, limit, or otherwise describe the scope or intent of this Lease, or any provision hereof, nor in any way affect the interpretation of this Lease.

     32.4. Estoppel Certificates. Tenant agrees, from time to time, within twenty (20) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), the date to which Rent and other charges have been paid, the unexpired term of this Lease, whether there are any defaults or rent abatements or offsets claimed by Tenant and such other matters pertaining to this Lease as may be reasonably requested by Landlord or Landlord's Mortgagee, it being intended that any such statements delivered pursuant to this subparagraph may be relied upon by any prospective purchaser of all or any part of the interest of Landlord in the Premises or mortgagee or assignee of any mortgage upon all or any part of such interest of the Landlord, and their respective successors and assigns.

     32.5. Modification. This Lease may not be altered, changed or amended except by an instrument in writing signed by the parties hereto.

     32.6. Memorandum of Lease. The Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Memorandum of Lease for recording, containing the names of the parties, the legal description, the term of the Lease and the options granted hereunder.

     32.7. Time is of the Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

     32.8. Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

     32.9. Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     32.10. Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the State of California.

     32.11. Covenants and Conditions. All of the obligations of the Tenant and the Landlord hereunder shall be deemed and construed to be conditions as well as covenants as through the words specifically expressing or importing covenants and conditions were used in each separate instance.

     32.12. Entire Agreement. This Lease contains the entire agreement between the parties relating thereto. All prior negotiations or stipulations concerning any matter which preceded or accompanied the execution hereof are conclusively deemed to be superseded hereby.

     32.13. Authority of Tenant. Each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that he or she is authorized to act for Tenant and on its behalf to enter into this Lease, and that if Tenant is a corporation, Tenant is a corporation duly organized and existing in the state of its incorporation and qualified to do business in the State of California.

     32.14. Exclusivity. As long as Tenant is not in default of this Lease, Landlord shall not lease any space on the first (1st) floor of the Building to another tenant which is insured by the Federal Insurance Deposit Corporation.

     33.15. Negotiation Right. For a period of fifteen (15) days from receipt of Landlord's notice, Tenant shall have the exclusive right to negotiate with Landlord over any vacant space in the Building which is not subject to a previously existing exclusive negotiating right.

     33.16. ADA. Landlord shall be responsible for any alterations to the Building which are (i) required under the Americans with Disabilities Act, and
(ii) not exclusively occasioned by Tenant's occupancy.

IN WITNESS WHEREOF the parties hereto have executed this Lease on the date first above written.

                 LANDLORD: MARCH TOWER ASSOCIATES II, LLC


                 By: MARCH TOWER ASSOCIATES II, LLC


(Acknowledgment) By Atlas Properties, Inc., Authorized Agent


                 By /s/ Edward A. Barkett
                    ---------------------------------------

                    Title Edward A. Barkett, President


          TENANT: SERVICE 1st BANK


                 By /s/ Bryan Hyzdu
                    ---------------------------------------

                 Title President


(Acknowledgment) By
                    -----------------------------------------

                 Title
                       --------------------------------------

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

That certain real property situated in the City of Stockton, County of San Joaquin, State of California, described as follows:

Lot four, Inclusive, as shown upon Parcel Map filed for record July 19, 1985, in Book 13 of Parcel Maps at Page 145, San Joaquin County Records.

                                    EXHIBIT B

                                    SITE PLAN

                                [GRAPHIC OMITTED]

                                    EXHIBIT C

                                  FLOOR PLAN(S)

                                    EXHIBIT D

                    TENANT IMPROVEMENTS WORK LETTER AGREEMENT

                        [Text of Entire Exhibit Deleted]


                             - Pages 12 through 14 -

                                  SCHEDULE D-1

                        [Text of Entire Schedule Deleted]

                                    EXHIBIT E

                              Rules and Regulations

1. Sidewalks, doorways, vestibules, halls, stairways, parking areas, driveways, and similar areas shall not be obstructed, nor shall refuse, debris, equipment, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting, and peddling in the Building are prohibited.

2. No signs, directories, posters, advertisements or notices shall be painted or affixed on or to any of the windows, doors, balconies or walkways or other parts of the Building, except in such color, size and style, and in such places, as shall be first approved in writing by Landlord in its discretion. One Building standard suite identification sign will be prepared by Landlord at Landlord's expense. No additional sign shall be posted without Landlord's prior written consent as to location and form, and the cost of preparing and posting such signs shall be borne solely by Tenant. Landlord shall have the right to remove all unapproved signs without notice to Tenant at the expense of Tenant.

3. Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building or on property kept therein or otherwise increase the possibility of fire or other casualty.

4. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may over stress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

5. A Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission (which permission shall not be unreasonably withheld) is obtained from Landlord on such conditions as Landlord shall require. Any moving in or moving out of Tenant's equipment, furniture, files and/or fixtures shall be done only with prior written notice to Landlord, and Landlord shall be entitled to prescribe the hours of such activity, the elevators which shall be available for such activity, and shall, in addition, be entitled to place such other conditions upon Tenant's moving activities as Landlord deems appropriate. Tenant shall bear all risk of loss relating to damage incurred with respect to Tenant's property in the process of such a move and, in addition, shall indemnify and hold Landlord harmless as to all losses, damages, claims, causes of action, costs and/or expenses relating to personal injury or property damage sustained by Landlord or any third party on account of Tenant's moving activities.

6. Entry doors, when not in use, shall be kept closed.

7. All deliveries must be made during normal working hours. Landlord's written approval must be obtained for any delivery after normal working hours. Loading areas shall be kept clear for traffic when not in use.

8. Each Tenant shall cooperate with Landlord's employees in keeping the Premises neat and clean.

9. Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other Tenants, or persons having business with them.

10. No animals shall be brought into or kept in or about the Building.

11. No boxes, crates or other such materials shall be stored in hallways or other Common Areas. When Tenant must dispose of creates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to or after the hours of 7:30 a.m. and 5:30 p.m. so as to avoid having such debris visible in the Common Areas during Normal Business Hours.

12. No machinery of any kind, other than computers, computer equipment and ordinary office machines such as typewriters and calculators, shall be operated on Premises without the prior written consent of Landlord, nor shall a Tenant use or keep in the Building any inflammable or explosive fluid or substance (including Christmas trees and ornaments) or any illuminating materials except candles. No space heaters or fans shall be operated in the Building.

13. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

14. Nothing shall be affixed to or made to hang from the ceiling of the Premises without Landlord's prior written consent.

15. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

16. No food and/or beverages shall be sold from Tenant's office without prior written approval of Landlord.

17. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

18. Tenants shall not locate furnishings or cabinets adjacent to mechanical or electrical access panels so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be for Tenant's account.

19. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

20. No portion of the Building shall be used for the purpose of lodging rooms.

21. Vending machines or dispensing machines of any kind will not be placed in the Premises by a Tenant (unless such machines are installed to serve Tenant's employees and invitees entering in connection with Tenant's office activities, but not the public generally).

22. Tenant shall not alter or replace window shades, blinds, drapes, or any other window treatment of any kind whatsoever without Landlord's prior written approval. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

23. No Tenant shall make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may not be unreasonably withheld. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord's supervision.

                                    EXHIBIT F

                                PARKING AGREEMENT

1. Scope. The parking areas, or designated portions thereof, shall be available for the use of Tenants of the Building and, to the extent designated by Landlord, the employees, agents, customers, and invitees of the Tenants subject to the rules and regulations as set by Landlord from time to time. However, Landlord may restrict certain portions of the parking areas to parking for Tenant and other Tenants of the Building and their employees and agents, and may designate other areas to be used at large only by customers and invitees of Tenants of the Building. In addition, Landlord may also assign designated parking stalls for Tenant, its employees, agents and invitees.

2. Parking Stalls. Tenants shall be authorized to use one parking stall per every 250 square feet of net rentable area Leased.

3. Changes. Notwithstanding any provision contained in this Agreement, or in the Lease, Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the parking areas and the purposes to which the same may be devoted, and the use of the parking areas shall at all times be subject to such reasonable rules and regulations as may be promulgated by Landlord. Landlord shall not make any change in the parking area or modify the rules and regulations without providing Tenant with at least thirty (30) days' written notice.

4. Removal. Landlord, or its agents, if Landlord has delegated such privileges, shall have the right to cause to be removed any vehicle of Tenant, its employees or agents that are parked in violation of this Agreement or in subsequent rules and regulations, without liability of any kind to Landlord, its agents or employees.

Dated:

LANDLORD: MARCH TOWER ASSOCIATES II, LLC


          By: MARCH TOWER ASSOCIATES II, LLC


              By Atlas Properties Inc., Authorized Agent


                 By /s/ EDWARD A. BARKETT
                    ------------------------------------

                    Title Edward A. Barkett, President


TENANT:   SERVICE 1st BANK


          By /s/ Bryan Hyzdu
             ---------------------------

          Title President


          By
             ---------------------------

          Title
                ------------------------

                                    EXHIBIT G

                              Option to Extend Term

1. Landlord hereby grants to Tenant two (2) options (the "Option") to extend the initial Term (the "Initial Term") for an additional five (5) years each (the "Option Term"), upon and subject to the terms and conditions set forth herein. The Option Term shall be each exercised, if at all, by written notice the Landlord on or before the date that is one (1) year prior to the Expiration Date of the Initial Term, except that the Rent to be paid during the Option Term shall be the Prevailing Market Rental, as hereinafter defined, for the Demised Premises for the Option Term. Anything contained herein to the contrary notwithstanding, If Tenant is in default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the Commencement Date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Expiration Date of this Lease shall be and remain the Expiration Date of the Initial Term. As used herein, the term "Prevailing Market Rental" for the premises shall mean the rental and all other monetary payments and escalations, including, without limitation, consumer price indexing, that Landlord could obtain from a third party desiring to lease the Demised Premises for the Option Term, taking into account the age of the Building, the size, location and floor levels of the Demised Premises, the quality of construction of the Building and the demised Premises, the services provided under the terms of the Lease, the rental then being obtained for new leases of space comparable to the Demised Premises in the locality of the Building, and all other factors that would be relevant to the third party desiring to lease the Demised Premises for the Option Term in determining the rental such party would be willing to pay therefor; provided, however, no allowance for the construction of tenant improvements shall be taken into account in determining Prevailing Market Rental.

2. If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Prevailing Market Rental for the Demised Premises for the Option Term, on or before the date that is 240 days prior to the Expiration Date of the Initial Term. In the event Tenant disputes Landlord's determination of the Prevailing Market Rental for the Option Term, Tenant shall, within thirty
(30) days after the date of Landlord's notice setting forth the Prevailing Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date of the Initial Term in the manner provided herein, or (ii) desires to submit the dispute as to the Prevailing Market Rental for the Option Term to arbitration as provided in Paragraph 3 herein. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Prevailing Market Rental shall be the Base Annual Rent to be paid by Tenant hereunder during the Option Term. In the event Tenant elects to arbitrate, and such arbitration shall not have been concluded prior to the Commencement Date of the Option Term, Tenant shall pay Rent to Landlord hereunder adjusted to reflect the Prevailing Market Rental as determined by Landlord in the manner provided above. If the amount of Prevailing Market Rental as finally determined by arbitration is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Prevailing Market Rental as so determined by arbitration within thirty (30) days after the determination, and if the Prevailing Market Rental as finally determined by arbitration is less than Landlord's determination, the difference between the amount paid by Tenant and the Prevailing Market Rental as so determined by arbitration shall be credited against the next installments of Base Annual Rent due from Tenant to Landlord hereunder.

3. In the event Tenant elects to submit the determination of the Prevailing Market Rental for the Demised Premises for the Option Term to arbitration, the judgement or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding upon the parties. The arbitration shall be conducted and determined in the City and County where the Site is located in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except to the extent that the procedures mandated by said rules shall be modified as follows:

     (a) Landlord shall specify the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the prevailing market rentals of first-class office buildings in the area in which the Site is located and shall be a member of the National Institute of Real Estate Appraisers. Within ten (10) business days after the selection by Landlord of its arbitrator, Tenant shall give notice to Landlord specifying the name and address of the person designated by Tenant as arbitrator on its behalf who shall be similarly qualified. If Tenant fails to notify Landlord of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Landlord shall be the arbitrator to determine the issue.

     (b) In the event that two (2) arbitrators are chosen pursuant to Paragraph 3(a) herein, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and, if within ten (10) business days after such first meeting the arbitrators shall be unable to agree properly upon a determination of the Prevailing Market Rental for the Demised Premises for the Option Term, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 3(a) herein. In the event they are unable to agree upon such appointment within five (5) business days after the expiration of such ten-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) days, If the parties do not so agree, then either party on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and County in which the Site is located and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth in Paragraph 3(c) herein and shall attempt to so decide the issue within ten (10) business days of the appointment of the third arbitrator.

     (c) The determination of the appraisers or the sole appraiser shall be conclusive upon the parties. If the appraisers do not agree on the Prevailing Market Value, the determination of the two appraisers which are closest in value should be averaged, which average shall be the Prevailing Market Rental.

     (d) In the event of a failure, refusal or inability of any arbitrator or act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator, and both shall equally share the fee and expenses of the third arbitrator, if any, and the attorney's fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

     (e) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of the Prevailing Market Rental, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

                                    EXHIBIT H

                               HOURS OF OPERATION

Tenant shall occupy the premises during "Normal Working Hours", more particularly described as:

            Monday through Friday       7:00 a.m. -  6:00 p.m.
            Saturday                    9:00 a.m. - 12:00 p.m.

Not to be included in normal working hours are "Holidays", which are defined in
Section 1.4 of this Lease, and Sundays.

Any times not included in normal working hours are to be known as "Above-Standard".

If, at any time, Tenant wishes to occupy the premises during above-standard hours, Tenant by doing so implicitly agrees to pay Landlord, on a monthly basis, for the Increased operating costs caused by Tenant's above-standard usage of the building. Landlord will furnish to Tenant, no later than 20 days after end of the month in which Tenant has enjoyed above-standard usage, an invoice for Tenant's proportionate share of the above-standard operating expenses. The invoice will be due and payable at the same time the next month's Lease payment is due.

      SERVICE 1st BANK


By /s/ BRYAN HYZDU
   ---------------------------------
Its     President


By
   ---------------------------------
Its
   ---------------------------------
Date
    --------------------------------

                                    EXHIBIT I

                               GUARANTEE AGREEMENT

                        [Text of Entire Exhibit Deleted]

GUARANTORS


By
  ----------------------------


By
  ----------------------------


By
  ----------------------------

                           TENANT ESTOPPEL CERTIFICATE

     The undersigned ("Tenant") hereby warrants, represents and certifies to and agrees with SALOMON BROTHERS REALTY CORPORATION, its successors and assigns, whose mailing address is 388 Greenwich Street, 11th Floor, New York, New York ("Lender"), the following statements set forth below in this Tenant Estoppel Certificate (the "Certificate") with the understanding that Lender is relying on such warranties, representations, certifications and agreements in this Certificate as an inducement to the Lender in making a permanent loan (the "Loan") to MARCH TOWER ASSOCIATES II, LLC ("Landlord"), secured by, among other things, that certain deed of trust/mortgage, assignment of rents and security agreement executed (or to be executed) by Landlord for the benefit of Lender (the "Instrument") encumbering the land and buildings located on the property as more particularly described on Exhibit A attached hereto (the "Mortgaged Property"). Based upon the foregoing, Tenant hereby warrants, represents and certifies as follows:

     1. The Tenant is the subtenant under that certain Sublease (the "Sublease") dated February 1, 1999 between Tenant and Foundation Health Systems, Inc. The Sublease and the underlying master lease expires on September 30, 2002. Tenant and Landlord have executed that certain lease (the "Lease") dated April 24, 2002 between Landlord, as landlord, and Tenant, as tenant, covering office space located at 2800 W. March Lane, Suite No. 120 (the "Demised Premises") in the Mortgaged Property and the following information concerning the Lease, the Tenant and the Demised Premises is true and correct:

          (a) A true, correct and complete copy of the Lease together with all amendments, modifications, side letters, guaranties, letters of credit and other documents evidencing, governing or securing the Tenant's obligations under the Lease are attached hereto as Exhibit B. The Lease constitutes the entire agreement between the Landlord and the Tenant concerning the Demised Premises and the Mortgaged Property and there are no other agreements, written or oral, between the Landlord and the Tenant relating thereto except as attached in Exhibit B.

          (b) The Lease will commence pursuant to its terms and be in full force and effect as of October 1, 2002. Except as otherwise set forth in the Lease or as permitted by applicable law, the Tenant has no right to vacate the Demised Premises or cease to operate its business therefrom.

          (c) The Lease will commence on 10/01/2002 and expire on September 30, 2009. The Tenant has two remaining options to renew the Lease for two successive periods of five years each.

          (d) As of October 1, 2002, the Tenant will be presently obligated to pay the following amounts to the Landlord pursuant to the Lease:

Tenant Estoppel Certificate (Page 1 of 6)
2800 West March Lane - Stockton, California
SBRC Loan #
Service 1st Bank Estoppel.doc

               (i)

-------------------   ---------------   ------------------------
Annual Minimum Rent   Monthly Payment   Applicable Periods
-------------------   ---------------   ------------------------
$106,370.40           $ 8,864.20        10/01/2002 to 09/30/2003
-------------------   ---------------   ------------------------
$109,561.56           $ 9,130.13        10/01/2003 to 09/30/2004
-------------------   ---------------   ------------------------
$112,848.36           $ 9,404.03        10/01/2004 to 09/30/2005
-------------------   ---------------   ------------------------
$116,233.80           $ 9,686.15        10/01/2005 to 09/30/2006
-------------------   ---------------   ------------------------
$119,720.76           $ 9,976.73        10/01/2006 to 09/30/2007
-------------------   ---------------   ------------------------
$123,312.36           $10,276.03        10/01/2007 to 09/30/2008
-------------------   ---------------   ------------------------
$127,011.72           $10,584.31        10/01/2008 to 09/30/2009
-------------------   ---------------   ------------------------

               (ii) Common area maintenance (CAM) charges of $0.00 per month (amount is based upon an estimate):

               (iii) Real estate taxes are included with common area maintenance
          (CAM) charges;

               (iv) Insurance charges are included with common area maintenance
          (CAM) charges; and

               (v) Other charges of $500.00 per month representing costs for Sign.

          (e) If percentage rent is payable by the Tenant to the Landlord under the Lease, the last year for which such percentage rent was calculated under the Lease was N/A, 19__ to N/A, 19__ and the amount of percentage rent due and paid for such year was $N/A.

          (f) The Tenant has paid the monthly charges described in subparagraph 1(d)(i) above through and including the month of N/A. The Tenant has paid the charges described in subparagraphs 1(d)(ii) through 1(d)(v) through the most recent billing period for such charges.

          (g) The Tenant is in possession of the Demised Premises, is presently open and conducting business with the public at the Demised Premises under the trade name of Service lst Bank and occupies and uses no other space in the Mortgaged Property other than the Demised Premises.

          (h) As of the date hereof, except as otherwise expressly set forth in the Lease or on the attached schedule (if necessary), the Tenant is not entitled to any credits, reductions, offsets, defenses, free rent, rent concessions or abatements of rent under the Lease or otherwise against the payment of rent or other charges under the Lease.

          (i) No rent has been paid more than one (1) month in advance.

          (j) Under the Lease, Landlord has no obligation to make or to pay the Tenant for any improvements, alterations or work done on the Demised Premises.

          (k) To Tenant's knowledge, there are no existing or claimed conditions which are or with the passage of time would constitute a default on the part of the Landlord or the Tenant under the terms of the Lease. The Tenant has not assigned, transferred, mortgaged, or hypothecated the Lease or any interest therein or subleased all or any portion of the Demised Premises.

          (l) The Tenant does not have any option or right of first refusal to purchase the Demised Premises or all or any portion of the Mortgaged Property. The Tenant does have an exclusive negotiating right on vacant space within the Mortgaged Property.

          (m) The Landlord is not holding any security deposit except in the amount of $N/A.

          (n) Neither Tenant nor any guarantor of the Lease is presently the subject of any proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

     2. This Certificate shall apply to, bind and inure to the benefit of the Lender and the Tenant and their respective successors and assigns. As used herein, the term "Tenant" shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assignee of Tenant under the Lease and any successor of any of them. The term "Lender" as used herein shall include the current holder of the Instrument, successors and assigns of Lender and any person, party or entity which shall become the owner of (a) the Mortgaged Property by reason of a foreclosure of the Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise and/or (b) the Loan and Instrument; provided, however, any party listed herein as included in the definition of "Lender" shall only be liable for any acts, omissions, liabilities or obligations of that particular party and not for any such matters of any other party included in the definition of "Lender". The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease.

     3. The warranties, representations, certifications and agreements of Tenant set forth in this Tenant Estoppel Certificate are given and made with reference to the facts and circumstances existing and known to Tenant as of the date of Tenant's signature below. Tenant does not undertake to notify Lender of any different, changed or new facts and circumstances of which Tenant may become aware after the date of Tenant's signature.

                  [remainder of page intentionally left blank]

                                       Tenant:

                                       Service lst Bank

                                       a California Corporation


                                       By: /s/ Bryan Hyzdu
                                           -------------------------------------
                                       Title: [Print Name/Title]
                                               Bryan Hyzdu, President

                                       Date: 5-3-02

                                    EXHIBIT A

                               MORTGAGED PROPERTY

THAT CERTAIN REAL PROPERTY SITUATED IN THE CITY OF STOCKTON, COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

LOT FOUR, INCLUSIVE, AS SHOWN ON PARCEL MAP FILED FOR RECORD JULY 19, 1985, IN BOOK 13 OF PARCEL MAPS AT PAGE 145, SAN JOAQUIN COUNTY RECORDS.

                                    EXHIBIT B

                                      LEASE

                             (attach copy of lease)